Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT

This Third Amendment to Credit Agreement (“Agreement”) is entered into effective as of the 3rd day of October, 2012, by and among GLOBAL INCOME, LP, a Delaware limited partnership (formerly known as Macquarie CNL Income, LP) (the “Borrower”), GLOBAL INCOME TRUST, INC., a Maryland corporation (formerly known as Macquarie CNL Global Income Trust, Inc.) (the “REIT”) and IN-104 AUSTIN, LLC, a Delaware limited liability company (collectively with the REIT, the “Loan Parties”) and JPMORGAN CHASE BANK, N.A., a national banking association (the “Lender”).

R E C I T A L S:

A. Reference is hereby made to that certain Credit Agreement dated March 24, 2011, executed by and among the Borrower, the REIT and the Lender as amended by that certain First Amendment to Credit Agreement dated October 21, 2011, and that certain Second Amendment to Credit Agreement dated effective June 27, 2012, each executed by and among the Borrower, the Loan Parties and the Lender (as amended, the “Credit Agreement”). All capitalized terms used, but not otherwise specifically defined herein, shall have the meaning given to such terms in the Credit Agreement.

B. The Borrower, the Loan Parties and the Lender have agreed to further amend the Credit Agreement in certain all as hereinafter more fully set forth.

NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Borrower and the Lender hereby agree as follows:

1. Amendments to Credit Agreement. The Credit Agreement shall be amended as follows:

(a) The definition of “Revolving Commitment” in the Credit Agreement is hereby amended and restated in its entirety to be and read as follows:

“Revolving Commitment” means the commitment of the Lender to make Revolving Loans hereunder. The initial amount of the Lender’s Revolving Commitment is $35,000,000.00; provided, however, effective June 1, 2012, the Lender’s Revolving Commitment shall be reduced to $25,000,000.00; provided, further, however, effective October 1, 2012, the Lender’s Revolving Commitment shall be reduced to $2,820,000.00.”

(b) Section 2.20(a) of the Credit Agreement is hereby deleted in its entirety.

2. Intercompany Payments. The Borrower and the REIT hereby covenant and agree that no payment shall be made by the Borrower, directly or indirectly, to the REIT and the REIT shall accept no payments, directly or indirectly, from the Borrower or any Loan Party for any amounts owing by the Borrower to the REIT during the existence of any Default or Event of Default (as each term is defined in the Credit Agreement). Except for the foregoing provision, there shall be no other restrictions with respect to distributions or other payments by Borrower to the REIT in the normal course of business.

3. Usury. No provisions of this Agreement or the Loan Documents shall require the payment or permit the collection, application or receipt of interest in excess of the maximum permitted by applicable state or federal law. If any excess of interest in such respect is herein or in any such other instrument provided for, or shall be adjudicated to be so provided for herein or in any such instrument, the provisions of this paragraph shall govern, and neither the Borrower, the Loan Parties nor any endorsers of the Note nor their respective successors, assigns or personal representatives shall be obligated to pay the amount of such interest to the extent it is in excess of the amount permitted by applicable law. It is expressly stipulated and agreed to be the intent of the Borrower, the Loan Parties and the Lender to at all times comply with the usury and other laws relating to the Loan Documents and any subsequent revisions, repeals or judicial interpretations thereof, to the extent applicable thereto. In the event the Lender or other holder of the Note ever receives, collects or applies as interest any such excess, such amount which would be excessive interest shall be applied to the reduction of the unpaid principal balance of the Note and, if upon such application the principal balance of the Note is paid in full, any remaining excess shall be forthwith paid to the Borrower and the provisions of the Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible thereunder reduced, without the necessity of execution of any new document, so as to comply with the then applicable law, but so as to permit the recovery of the fullest amount otherwise called for thereunder. In determining whether or not the interest paid or payable under any specific contingency exceeds the maximum interest allowed to be charged by applicable law, the Borrower, the Loan Parties and the Lender or other holder hereof shall, to the maximum extent permitted under applicable law, amortize, prorate, allocate and spread the total amount of interest throughout the entire term of the Note so that the amount or rate of interest charged for any and all periods of time during the term of the Note is to the greatest extent possible less than the maximum amount or rate of interest allowed to be charged by law during the relevant period of time. Notwithstanding any of the foregoing, if at any time applicable laws shall be changed so as to permit a higher rate or amount of interest to be charged than that permitted prior to such change, then unless prohibited by law, references in the Note to “applicable law” for purposes of determining the maximum interest or rate of interest that can be charged shall be deemed to refer to such applicable law as so amended to allow the greater amount or rate of interest.

4. Release and Waiver of Claims. In consideration of (i) the modification of certain provisions of the Credit Documents, as herein provided, and (ii) the other benefits received by the Borrower and the Loan Parties each hereunder, the Borrower and the Loan Parties each hereby RELEASES, RELINQUISHES and forever DISCHARGES the Lender as well as its predecessors, successors, assigns, agents, officers, directors, employees and representatives, of and from any and all claims, demands, actions and causes of action of any and every kind or character, past or present, which the Borrower and the Loan Parties each may have against the Lender and its predecessors, successors, assigns, agents, officers, directors, employees and representatives arising out of or with respect to (a) any right or power to bring any claim against the Lender for usury or to pursue any cause of action against the Lender based on any claim of usury, and (b) any and all transactions relating to the Loan Documents occurring prior to the date hereof, including any loss, cost or damage, of any kind or character, arising out of or in any way connected with or in any way resulting from the acts, actions or omissions of the Lender and its predecessors, successors, assigns, agents, officers, directors, employees and representatives, including any breach of fiduciary duty, breach of any duty of fair dealing, breach of confidence, breach of funding commitment, undue influence, duress, economic coercion, conflict of interest, negligence, bad faith, malpractice, intentional or negligent infliction of mental distress, tortious interference with contractual relations, tortious interference with corporate governance or prospective business advantage, breach of contract, deceptive trade practices, libel, slander or conspiracy, but in each case only to the extent permitted by applicable law.

5. Reaffirmation of Representations, Etc. The Borrower and the Loan Parties each hereby reaffirms to the Lender each of the representations, warranties, covenants and agreements of the Borrower and the Loan Parties set forth in the Loan Documents.

6. Enforceable Obligations. The Borrower and the Loan Parties each hereby ratifies, affirms, reaffirms, acknowledges, confirms and agrees that the Loan Documents, as modified by this Agreement, represent valid and enforceable obligations of the Borrower and the Loan Parties, and the Borrower and the Loan Parties each further acknowledges that there are no existing claims, defenses, personal or otherwise, or rights of setoff whatsoever with respect to the Note, and the Borrower and the Loan Parties each further acknowledges and represents that no event has occurred and no condition exists which would constitute a default under the Loan Documents or this Agreement, either with or without notice or lapse of time, or both.

7. No Release of Liens. This Agreement in no way acts as a release or relinquishment of the liens, security interests and rights (the “Liens”) created or evidenced by the Credit Documents. The Liens are hereby ratified and confirmed by the Borrower and the Loan Parties each in all respects and are extended to secure (i) the principal amount of the Note, (ii) all interest, charges and other sums payable with respect thereto, and (iii) the performance of all other obligations under the Loan Documents.

8. Miscellaneous.

(a) Except as modified hereby, all other terms, conditions and provisions of the Credit Agreement and the Loan Documents shall continue in full force and effect, and the Borrower and each of the Loan Parties acknowledges and reaffirms its liability to the Lender thereunder. In the event of any inconsistency between this Agreement and the terms of the Loan Documents, this Agreement shall govern.

(b) The Borrower and each of the Loan Parties hereby agrees to pay all costs and expenses incurred by the Lender in connection with the execution and administration of this Agreement and the modification of the Loan Documents including, but not limited to, legal fees incurred by the Lender and filing fees.

(c) Any default by the Borrower or any of the Loan Parties in the performance of its respective obligations herein contained shall constitute a default under the Loan Documents and shall allow the Lender to exercise all of its remedies set forth in the Loan Documents.

(d) The Lender does not, by its execution of this Agreement, waive any rights it may have against any person not a party to this Agreement.

(e) In case any of the provisions of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

(f) This Agreement and the Loan Documents shall be governed and construed according to the laws of the State of Florida (without regard to any conflict of laws principles) and the applicable laws of the United States.

(g) This Agreement shall be binding upon and inure to the benefit of the Lender, the Borrower, the Loan Parties and their respective successors, assigns and legal representatives.

(h) The Borrower and the Loan Parties each hereby acknowledges and agrees that it has entered into this Agreement of its own free will and accord and in accordance with its own judgment after advice of its own legal counsel, and states that it has not been induced to enter into this Agreement by any statement, act or representation of any kind or character on the part of the parties hereto, except as expressly set forth in this Agreement.

(i) This Agreement may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

[Signature Page(s) Follow]

EXECUTED as of the day and year first above written.

BORROWER:

GLOBAL INCOME, LP, a Delaware limited partnership

By:	Global Income GP, LLC,
a Delaware limited liability company
its General Partner

	By:	Global Income Trust, Inc., a Maryland corporation
its Managing Member

		By:	/s/ Steven D. Shackelford
		Name:	Steven D. Shackelford
		Title:	CFO

LOAN PARTIES:

GLOBAL INCOME TRUST, INC., a Maryland corporation

By:	/s/ Steven D. Shackelford
Name:	Steven D. Shackelford
Title:	CFO

IN-104 AUSTIN, LLC, a Delaware limited liability company

By:	/s/ Steven D. Shackelford
Name:	Steven D. Shackelford
Title:	CFO and EVP

LENDER:

JPMORGAN CHASE BANK, N.A., a national banking association

By:	/s/ Rita Lai
Name:	Rita Lai
Title:	Senior Credit Banker

Signature Page to

Third Amendment to Credit Agreement